UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 30, 2016 (Date of earliest event reported)
FLIR Systems, Inc. (Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification Number)

27700A SW Parkway Ave (Address of principal executive offices)		97070 (Zip Code)
503-498-3547 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 30, 2016, FLIR Systems, Inc. announced that it has acquired Prox Dynamics AS, the leading developer and manufacturer of nano-class unmanned aerial systems for military and para-military surveillance and reconnaissance applications, for approximately $134 million in cash. The press release is furnished herewith as Exhibit 99.1.
The information in this Item 7.01 and the related Item 9.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of FLIR Systems, Inc. dated November 30, 2016

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2016	FLIR SYSTEMS, INC. By: /s/ Todd M. DuChene Todd M. DuChene Senior Vice President, General Counsel & Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release of FLIR Systems, Inc. dated November 30, 2016